 As filed with the Securities and Exchange Commission on September 10, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

ENTERGY CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	72-1229752 (I.R.S. Employer Identification No.)
639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-4000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

MARK G. OTTS, ESQ.	THEODORE H. BUNTING, JR.	JOHN T. HOOD, ESQ.
Senior Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner
Entergy Services, Inc.	Entergy Corporation	Morgan, Lewis & Bockius LLP
639 Loyola Avenue	639 Loyola Avenue	101 Park Avenue
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	New York, New York 10178
(504) 576-5228	(504) 576-2517	(212) 309-6281

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “an accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

   Large accelerated filer [ X ]                                                                                                                    Accelerated filer [   ]
   Non-accelerated filer [   ] (Do not check if a smaller reporting company)                                                                  Smaller reporting company [   ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered Proposed maximum offering price per security Proposed maximum aggregate offering price Amount of registration fee
Debt Securities	(1)

(1)
An indeterminate aggregate offering price and number of debt securities is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

 PROSPECTUS

ENTERGY CORPORATION

DEBT SECURITIES

639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-4000

We may from time to time offer to sell our debt securities in one or more offerings. The debt securities may consist of debentures, notes or other types of debt.

This prospectus may be used to offer and sell our debt securities, or securities, only if accompanied by the prospectus supplement for those securities. We will provide the specific information about that offering and the specific terms of those securities in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related securities.

The date of this prospectus is September 10, 2010.

RISK FACTORS

Investing in the securities involves certain risks. In considering whether to purchase the securities, you should carefully consider the information contained or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as amended, each of which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a “shelf” registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC’s rules, this prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of those securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the debt securities, you can read the exhibits to the registration statement.

ENTERGY CORPORATION

We are an integrated energy company engaged primarily in electric power production and retail electric distribution operations. We own and operate power plants with approximately 30,000 MW of aggregate electric generating capacity, and we are the second-largest nuclear power generator in the United States. We deliver electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas. We generated annual revenues of $10.7 billion in 2009 and currently have more than 15,000 employees.

We operate primarily through two business segments: Utility and Non-Utility Nuclear.

•
Utility generates, transmits, distributes and sells electric power in service territories in four states that include portions of Arkansas, Mississippi, Texas and Louisiana, including the City of New Orleans; and operates a small natural gas distribution business.

•
Non-Utility Nuclear owns and operates six nuclear power plants located in the northern United States and sells the electric power produced by those plants primarily to wholesale customers. This business also provides services to other nuclear power plant owners.

In addition to our two primary, reportable, operating segments, we also operate the non-nuclear wholesale assets business.  The non-nuclear wholesale assets business sells to wholesale customers the electric power produced by power plants that it owns while it focuses on improving performance and exploring sales or restructuring opportunities for its power plants.  Such opportunities are evaluated consistent with our market-based point-of-view.

In June 2010, we announced that we plan to integrate the Non-Utility Nuclear and non-nuclear wholesale assets businesses into a new organization called Entergy Wholesale Commodities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of the offerings contemplated by this prospectus:

1.	our Annual Report on Form 10-K for the year ended December 31, 2009, as amended;
2.	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as amended; and
3.
our Current Reports on Form 8-K dated February 25, 2010 (filed February 26, 2010), April 5, 2010 (filed April 5, 2010), May 7, 2010 (filed May 11, 2010), June 7, 2010 (filed June 10, 2010) and August 19, 2010 (filed September 10, 2010).

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:

Mark G. Otts
Senior Counsel--Corporate and Securities
Entergy Services, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-5228

You may also direct your requests via e-mail to motts@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not, nor have any underwriters, dealers or agents, authorized anyone else to provide you with different information about us or the securities. We are not, nor are any underwriters, dealers or agents, making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIOS OF EARNINGS TO FIXED CHARGES

We have calculated our ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Six Months Ended		Twelve Months Ended
June 30	June 30,	December 31,
2010 3.32	2009 2.98	2009 3.62	2008 3.47	2007 3.17	2006 3.22	2005 3.50

As defined by Item 503(d) of Regulation S-K, “earnings” represent the aggregate of (a) income before the cumulative effect of an accounting change and before undistributed income of equity investees, (b) taxes based on income, (c) investment tax credit adjustments-net and (d) fixed charges, less preferred security dividend requirements of consolidated subsidiaries and capitalized interest. As defined by Item 503(d) of Regulation S-K, “fixed charges” includes interest (whether expensed or capitalized), related amortization, estimated interest applicable to rentals charged to operating expenses, and preferred security dividend requirements of consolidated subsidiaries.  We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the securities including:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the securities will set forth the terms of the offering of the securities, including:

1.	the name or names of any underwriters, dealers or agents and any syndicate of underwriters;

2.	the initial public offering price;

3.	any underwriting discounts and other items constituting underwriters' compensation;

4.	the proceeds we receive from that sale; and

5.	any discounts or concessions allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the securities through underwriters, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of securities will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of securities, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities of a particular series if any are purchased. However, the underwriters may purchase less than all of the securities of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the securities through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Listing

Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the securities and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Entergy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the effectiveness of Entergy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoption of a new accounting standard regarding non-controlling interests and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGALITY

The legality of the securities will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters with respect to the securities will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Company’s Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*

__________________

+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.

Item 15. Indemnification of Directors and Officers.

We are a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Restated Certificate of Incorporation further provides that we shall indemnify our directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of ours and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by our Restated Certificate of Incorporation also includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Our Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to our employees and agents who are not directors or officers similar to those conferred to our directors and officers.

Item 16. Exhibits.

See the Exhibit Index at the end of this registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 10, 2010.

ENTERGY CORPORATION

By:	/s/ Leo P. Denault
Leo P. Denault Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Leo P. Denault, Robert D. Sloan, Theodore H. Bunting, Jr., and Steven C. McNeal, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Wayne Leonard
J. Wayne Leonard	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 10, 2010

/s/ Leo P. Denault
Leo P. Denault	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 10, 2010

/s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 10, 2010

/s/ Maureen Scannell Bateman
Maureen Scannell Bateman	Director	August 26, 2010

/s/ W. Frank Blount
W. Frank Blount	Director	September 10, 2010

/s/ Gary W. Edwards
Gary W. Edwards	Director	August 25, 2010

/s/ Alexis M. Herman
Alexis M. Herman	Director	September 10, 2010

/s/ Donald C. Hintz
Donald C. Hintz	Director	September 10, 2010

/s/ Stuart L. Levenick
Stuart L. Levenick	Director	August 31, 2010

/s/ Stewart C. Myers
Stewart C. Myers	Director	August 27, 2010

/s/ James R. Nichols
James R. Nichols	Director	September 10, 2010

/s/ William A. Percy, II
William A. Percy, II	Director	August 27, 2010

/s/ Billy Tauzin
W.J. “Billy” Tauzin	Director	September 10, 2010

/s/ Steven V. Wilkinson
Steven V. Wilkinson	Director	August 27, 2010

EXHIBIT INDEX

Number	Description of Exhibit
1.01	Form of underwriting agreement relating to debt securities.
4.01	Form of indenture between Entergy Corporation and Wells Fargo Bank, National Association, as Trustee, pursuant to which debt securities will be issued.
4.02	Form of officer’s certificate establishing the terms of one or more series of debt securities.
5.01	Opinion of Morgan, Lewis & Bockius LLP.
12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.01	Consent of Deloitte & Touche LLP.
23.02	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.01 hereto).
24.01	Power of Attorney with respect to directors and officers (included on the signature page of this registration statement).
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities.